UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2023

Harbor Custom Development, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-39266	46-4827436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1201 Pacific Avenue, Suite 1200 Tacoma, WA 98402
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (253) 649-0636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	HCDI	The Nasdaq Stock Market LLC
8.0 % Series A Cumulative Convertible Preferred Stock	HCDIP	The Nasdaq Stock Market LLC
Warrants	HCDIW	The Nasdaq Stock Market LLC
Warrants	HCDIZ	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 16, 2023, Harbor Custom Development, Inc. (the “Company”), a Washington corporation, entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a public offering (the “Offering”) (i) 160,500 shares (the “Shares”) of common stock of the Company, no par value (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,790,718 shares of Common Stock and (iii) warrants to purchase up to 1,951,218 shares of Common Stock (the “Warrants” and collectively with the Shares and the Pre-Funded Warrants, the “Securities”) at a combined public offering price of $5.125 per share of Common Stock and accompanying Warrant or $5.1249 per Pre-Funded Warrant and accompanying Warrant, for total aggregate gross proceeds of approximately $10 million. The Offering closed on May 18, 2023 (the “Closing Date”).

The Warrants have an exercise price of $5.00 per share, are exercisable immediately upon issuance, and expire five years following the issuance. The Pre-Funded Warrants were sold in lieu of shares of Common Stock, are exercisable immediately upon issuance, have an exercise price of $0.0001 per share and expire when exercised in full. Under the terms of the Warrants and Pre-Funded Warrants, the Investors may not exercise the warrants to the extent such exercise would cause the Investors, together with their affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Securities were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-271550), which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2023 and was declared effective by the Commission on May 16, 2023 (the “Registration Statement”), and a related prospectus.

The Purchase Agreements contains representation, warranties, indemnification, and other provisions customary for transactions of this nature. The Purchase Agreement also provides that, until 45 days after the Closing Date, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of one year following the Closing Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Offering. The Company has agreed to pay an aggregate cash fee equal to 7.0% of the gross proceeds received by the Company from the Offering. The Company also agreed to pay Wainwright $50,000 for non-accountable expenses, up to $100,000 for its legal counsel and other out-of-pocket expenses, and a management fee equal to 1.0% of the gross proceeds raised in the Offering. The Company also agreed to issue to Wainwright, or its designees, warrants to purchase up to 117,073 shares of Common Stock at an exercise price per share of $6.40625 (125% of the price of the Shares in the Offering) with a term of five years starting from the date of the consummation of the Offering (the “Placement Agent Warrants”). The Placement Agent Warrants and the shares of Common Stock underlying the Placement Agent Warrants were registered on the Registration Statement.

The foregoing descriptions of the Warrants, the Pre-Funded Warrants, Placement Agent Warrants, and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, forms of which are attached as Exhibits 4.1, 4.2, 4.3, and 10.1, hereto, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosures

On May 16, 2023, the Company issued a press release regarding the pricing of the Offering. A copy of the press release is attached Exhibit 99.1 and it incorporated herein by reference.

On May 18, 2023, the Company completed the Offering and issued a press release regarding the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Description
4.1	Form of Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release of Harbor Custom Development, Inc., dated May 16, 2023
99.2	Press Release of Harbor Custom Development, Inc., dated May 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

Harbor Custom Development, Inc.

Date:	May 22, 2023	By:	/s/ Jeff Habersetzer
		Name:	Jeff Habersetzer
		Title:	Chief Operating Officer, Secretary, and General Counsel